Ex. 99-B.8(dd)

Amendment to Participation Agreement

Among

ING Partners, Inc.

ING Life Insurance and Annuity Company

ING Financial Advisers, LLC

and

Golden American Life Insurance Company

This Amendment is dated as of 1st day of May, 2003 by and between ING Partners, Inc. (the “Fund”), ING Life Insurance and Annuity Company (the “Adviser”), Golden American Life Insurance Company (the “Company”) (collectively, the “Parties”).

WHEREAS, the Parties entered into a Participation Agreement on July 13, 2001 (the “Agreement”) and subsequently amended September 1, 2001;

WHEREAS, the Parties desire to further amend said Agreement in the manner hereinafter set forth;

NOW THEREFORE, the parties hereby amend the Agreement in the following form:

1.	To add ING Financial Advisers, LLC (the “Distributor”) as a party to said Agreement.

2.	By replacing the existing Schedule B with the Schedule B attached hereto.

3.	All of the other provisions contained in the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

ING Partners, Inc.		ING Life Insurance and Annuity Company
By:	\s\ Laurie M. Tillinghast	By:	\s\ Laurie M. Tillinghast
	Laurie M. Tillinghast		Laurie M. Tillinghast
	President		Vice President

ING Financial Advisers, LLC		ING USA Annuity and Life Insurance Company
By:	\s\ Christina Lareau	By:	\s\ David L. Jacobson
Name:	Christina Lareau		David L. Jacobson
Title:	Vice President		Vice President

SCHEDULE B

ING Partners, Inc.

Designated Portfolios

ING Alger Growth Portfolio - Initial, Adviser and Service Class
ING Alger Aggressive Growth Portfolio - Initial, Adviser and Service Class
ING Alger Capital Appreciation Portfolio - Initial, Adviser and Service Class
ING American Century Small Cap Value Portfolio - Initial, Adviser and Service Class
ING Baron Small Cap Growth Portfolio - Initial, Adviser and Service Class
ING DSI Enhanced Index Portfolio - Initial, Adviser and Service Class
ING Goldman Sachs® Capital Growth Portfolio* - Initial, Adviser and Service Class
ING Goldman Sachs® Core Equity Portfolio* - Initial, Adviser and Service Class
ING JPMorgan Fleming International Portfolio - Initial, Adviser and Service Class
ING JPMorgan Mid Cap Value Portfolio - Initial, Adviser and Service Class
ING MFS Capital Opportunities Portfolio - Initial, Adviser and Service Class
ING MFS Global Growth Portfolio - Initial, Adviser and Service Class
ING MFS Research Equity Portfolio - Initial, Adviser and Service Class
ING OpCap Balanced Value Portfolio - Initial, Adviser and Service Class
ING PIMCO Total Return Portfolio - Initial, Adviser and Service Class
ING Salomon Brothers Aggressive Growth Portfolio - Initial, Adviser and Service Class
ING Salomon Brothers Investors Value Portfolio - Initial, Adviser and Service Class
ING Salomon Brothers Fundamental Value Portfolio - Initial, Adviser and Service Class
ING T. Rowe Price Growth Equity Portfolio - Initial, Adviser and Service Class
ING UBS Tactical Asset Allocation Portfolio - Initial, Adviser and Service Class
ING Van Kampen Comstock Portfolio - Initial, Adviser and Service Class

______________

*Goldman Sachs® is a registered service mark of Goldman, Sachs & Co., and it is used by agreement with Goldman, Sachs & Co.

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